Exhibit 4.01

PUBLIC SERVICE COMPANY

OF COLORADO

TO

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee

Supplemental Indenture No. 17

Dated as of August 1, 2007

Supplemental to the Indenture

dated as of October 1, 1993

Establishing the Securities of Series No. 17
designated 6.25% First Mortgage Bonds, Series No. 17 due 2037

SUPPLEMENTAL INDENTURE NO. 17, dated as of August 1, 2007, between PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (hereinafter sometimes called the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly First Trust of New York, National Association), a national banking association, as successor trustee (hereinafter sometimes called the “Trustee”) to Morgan Guaranty Trust Company of New York under the Indenture, dated as of October 1, 1993 (hereinafter called the “Original Indenture”), as previously supplemented and as further supplemented by this Supplemental Indenture No. 17.  The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture”.

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

The Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for the purpose of establishing a series of bonds and appointing the successor Trustee.

The Company desires to establish a new series of Securities to be designated “6.25% First Mortgage Bonds, Series No. 17 due 2037” such series of Securities to be hereinafter sometimes called “Series No. 17”.

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 17 to establish the Securities of Series No. 17 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 17 a valid agreement of the Company, and to make the Securities of Series No. 17 valid obligations of the Company, have been performed.

Granting Clauses

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 17 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

Granting Clause First

All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 17, in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including without limitation (a) all lands and interest in land described or referred to in Schedule B hereto; (b) all other lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property used or to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, subject however, to the exceptions and exclusions set forth in clause (a) of Granting Clause First of the Original Indenture; (c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures used or to be used in or in connection with the Electric Utility Business; (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or to be used in or in connection with the Electric Utility Business; (h) any or all of the foregoing properties in the process of construction; and (i) all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 810(c), Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 17 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 17;

Granting Clause Fourth

All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

This Instrument shall constitute a financing statement under the Colorado Uniform Commercial Code (the “UCC”) to be filed in the real estate records, and is filed as a fixture filing under the UCC covering goods which are, or are to become, fixtures on the real property described herein, in the Original Indenture and all supplements to the Original Indenture;

Excepted Property

Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Original Indenture, (b) as to property acquired by the Company after the date of the execution and delivery of the Original Indenture, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage and purchase money Liens), (c) Retained

Interests and (d) any other Permitted Liens, it being understood that, with respect to any property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of the Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;

IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Nine of the Original Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

ARTICLE ONE

Securities of Series No. 17

There are hereby established the Securities of Series No. 17, which shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of Section 301 of the Original Indenture):

(a)                                  the title of the Securities of Series No. 17 shall be “6.25% First Mortgage Bonds, Series No. 17 due 2037”;

(b)                                 the Securities of Series No. 17 shall be limited to the aggregate principal amount of $350,000,000;

(c)                                  interest on the Securities of Series No. 17 shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached as Exhibit A hereto;

(d)                                 the principal of the Securities of Series No. 17 shall be payable on September 1, 2037, the Stated Maturity for Series No. 17;

(e)                                  the Securities of Series No. 17 shall bear interest at a rate of 6.25% per annum; interest shall accrue on the Securities of Series No. 17 from August 15, 2007, or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Securities shall be March 1 and September 1 in each year, commencing March 1, 2008, and the Regular Record Dates with respect to the Interest Payment Dates for such Securities shall be February 15 and August 15 in each year, respectively (whether or not a Business Day);

(f)                                    the Corporate Trust Office of U.S. Bank Trust National Association in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Securities of Series No. 17 shall be payable, (ii) registration of transfer of such Securities may be effected, (iii) exchanges of such Securities may be effected and (iv) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank Trust National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Denver, Colorado as any such place or itself as the Security Registrar;

(g)                                 the Securities of Series No. 17 shall be redeemable at the option of the Company at any time prior to their Maturity, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount thereof to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities to be redeemed (excluding the portion of any such interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, plus in each case, accrued and unpaid interest to the Redemption Date.  For purposes hereof, the following defined terms shall have the meaning ascribed to them:

“Treasury Yield” means, for any Redemption Date (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after such maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.  The Treasury Yield for any Redemption Date shall be calculated on the third Business Day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of Series No. 17 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of Series No. 17.

“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for such Redemption Date or (ii) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations for the Redemption Date, the average of all of the Reference Treasury Dealer Quotations for such Redemption Date.

“Independent Investment Banker” means J.P.Morgan Securities Inc. or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means (1) each of BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. and any other Primary Treasury Dealer designated by, and not affiliated with, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. or their respective successors, provided, however, that if BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding the Redemption Date.

(h)                                 not applicable;

(i)                                     not applicable;

(j)                                     not applicable;

(k)                                  not applicable;

(l)                                     not applicable;

(m)                               not applicable;

(n)                                 not applicable;

(o)                                 not applicable;

(p)                                 not applicable;

(q)                                 the Securities of Series No. 17 are to be initially registered in the name of Cede & Co., as nominee for The Depository Trust Company (the “Depositary”).  Such Securities shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

(i)                                     such Securities may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

(ii)                                  such Securities may be exchanged for definitive Securities registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

(A)                              the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Securities or the Depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Securities; or

(B)                                the Company shall have delivered to the Trustee a Company Order to the effect that such Securities shall be so exchangeable on and after a date specified therein; or

(C)        (1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 1102 of the Original Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities;

(r)                                    not applicable;

(s)                                  no service charge shall be made for the registration of transfer or exchange of the Securities of Series No. 17; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

(t)                                    not applicable;

(u)                                 (i)                                     If the Company shall have caused the Company’s indebtedness in respect of any Securities of Series No. 17 to have been satisfied and discharged prior to the Maturity of such Securities, as provided in Section 901 of the Original Indenture, the Company shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating (A)(1) the aggregate principal amount of such Securities and (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 901 of the Original Indenture with respect to such Securities and (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company’s indebtedness in respect of such Securities.  Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such year) and (Y) a statement to the effect that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be.  The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and United States Treasury regulations thereunder.

(ii)                                  Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

(iii)                               Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 17 to be deemed to have been paid for purposes of the Indenture, as provided in Section 901 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

(v)                                 The Securities of Series No. 17 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

ARTICLE TWO

Miscellaneous Provisions

This Supplemental Indenture No. 17 is a supplement to the Original Indenture.  As previously supplemented and further supplemented by this Supplemental Indenture No. 17, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture, all previous supplements thereto and this Supplemental Indenture No. 17 shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 17 to be duly executed as of the day and year first above written.

PUBLIC SERVICE COMPANY OF COLORADO

By:	/s/ George E. Tyson II

	Name:	George E. Tyson II
	Title:	Vice President and Treasurer

STATE OF MINNESOTA	)
) ss:
COUNTY OF HENNEPIN	)

On the 6th day of August, 2007, before me personally came George E. Tyson II to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of Public Service Company of Colorado, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

/s/ Sharon M. Quellhorst
Name: Sharon M. Quellhorst
Notary Public, State of Minnesota
Commission Expires: January 31, 2010

U.S. BANK TRUST NATIONAL ASSOCIATION,
Trustee

By:	/s/ K. Wendy Kumar

	Name:	K. Wendy Kumar
	Title:	Vice President

STATE OF NEW YORK	)
) ss:
CITY AND COUNTY OF NEW YORK	)

On the 7th day of August, 2007, before me personally came K. Wendy Kumar, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of U.S. Bank Trust National Association, the banking association described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the Board of Directors of said banking association.

/s/ Peter J. Lopez
Name
Notary Public, State of New York
Commission Expires: November 1, 2008

EXHIBIT A

FORM OF SECURITY

(See legend at the end of this Security for
restrictions on transfer)

PUBLIC SERVICE COMPANY OF COLORADO
First Mortgage Bond, Series No. 17

Original Interest Accrual Date	August 15, 2007
Interest Rate:	6.25% per annum
Stated Maturity:	September 1, 2037
Interest Payment Dates:	March 1 and September 1
Regular Record Dates:	February 15 and August 15

This Security is not a Discount Security

within the meaning of the within-mentioned Indenture

Principal Amount                                                                                                                                                   Registered No.

$

PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to

, or registered assigns, the principal sum of

Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing March 1, 2008, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for.  The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date.  Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid in such other manner as permitted by the Indenture.

Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of U.S. Bank Trust National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by an Indenture, dated as of October 1, 1993 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association) as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

If any Interest Payment Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, to such Business Day.

This Security shall be redeemable at the option of the Company at any time prior to Maturity, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount hereof to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Security to be redeemed (excluding the portion of any such interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, plus in each case, accrued and unpaid interest to the Redemption Date.  For purposes hereof, the following defined terms shall have the meaning ascribed to them:

“Treasury Yield” means, for any Redemption Date (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after such maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Yield for any Redemption Date shall be calculated on the third Business Day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of Series No. 17 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of Series No. 17.

“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for such Redemption Date or (ii) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations for the Redemption Date, the average of all of the Reference Treasury Dealer Quotations for such Redemption Date.

 “Independent Investment Banker” means J. P. Morgan Securities Inc. or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

 “Reference Treasury Dealer” means (1) each of BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. and any other Primary Treasury Dealer designated by, and not affiliated with, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. or their respective successors, provided, however, that if BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding the Redemption Date.

If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient, to pay when due the principal of and interest on this Security when due.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act of 1939, as then in effect or any successor statute shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the property mortgaged pursuant to the Indenture or any indenture supplemental thereto is located shall mandatorily govern the perfection, priority or enforcement of the lien of the Indenture and all indentures supplemental thereto with respect to such portion of the mortgaged property.

As used herein “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

PUBLIC SERVICE COMPANY OF COLORADO

By:
Vice President and Treasurer

Attest:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee	OR	U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	By:
Authorized Officer		as Authenticating Agent

By:
Authorized Officer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security may not be transferred or exchanged, nor may any purported transfer be registered, except (i) this Security may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for The Depository Trust Company (the “Depositary”), to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and (ii) this Security may be exchanged for definitive Securities registered in the respective names of the beneficial holders hereof, and thereafter shall be transferable without restrictions if:  (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to the

Securities and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to the Securities; or (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Securities shall be so exchangeable on and after a date specified therein or (C) (1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 1102 of the Original Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of PUBLIC SERVICE COMPANY OF COLORADO and does hereby irrevocably constitute and appoint                                                                       , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

SCHEDULE A

SUPPLEMENTAL INDENTURES

Date of Supplemental Indenture	Series of Bonds	Principal Amount Issued	Principal Amount Outstanding

November 1, 1993	Series No. 1	$134,500,000	None
January 1, 1994	Series No. 2 due 2001 and	$102,667,000	None
	Series No. 2 due 2024	$110,000,000	None
September 2, 1994 (Appointment of Successor Trustee)	None	None	None
May 1, 1996	Series No. 3	$125,000,000	None
November 1, 1996	Series No. 4	$250,000,000	None
February 1, 1997	Series No. 5	$150,000,000	None
April 1, 1998	Series No. 6	$250,000,000	None
August 15, 2002	Series No. 7	$48,750,000	$48,750,000
September 1, 2002	Series No. 8	$600,000,000	None
September 15, 2002	Series No. 9	$530,000,000	None
April 1, 2003	Series No. 10	$600,000,000	$600,000,000
March 1, 2003	Series No. 11	$250,000,000	None
September 15, 2003	Series No. 12	$250,000,000	$250,000,000
May 1, 2003	Series No. 13	$350,000,000	None
September 1, 2003	Series No. 14	$300,000,000	$300,000,000
September 1, 2003	Series No. 15	$275,000,000	$275,000,000
August 1, 2005	Series No. 16	$129,500,000	$129,500,000

SCHEDULE B

ROUTT COUNTY

Williams Tract

Those certain tracts or parcels of land situated in Routt County, Colorado as follows:

A tract of land located in the N1/2 of Section 16, T6N, R87W of the 6th P.M., Routt County, Colorado, more particularly described as follows:  Beginning at the Northwest Corner of said Section 16, thence along the north line of said Section 16, North 86 degrees 31 minutes 00 seconds East, 2148.91 feet to the northwest corner of a tract of land conveyed in Book 612 at Page 1362, thence South 57 degrees 20 minutes 11 seconds East, 822.49 feet along the Southwesterly boundary of said tract, thence South 51 degrees 37 minutes 32 seconds East, 332.94 feet along the Southwesterly boundary of said tract, thence South 24 degrees 02 minutes 53 seconds East, 218.83 feet along the Westerly boundary of said tract, thence South 57 degrees 14 minutes 42 seconds West, 279.13 feet along the Westerly boundary of said tract, thence South 53 degrees 05 minutes 01 seconds West, 114.85 feet, thence South 43 degrees 10 minutes 04 seconds West, 785.03 feet, thence South 25 degrees 21 minutes 04 seconds West, 414.97 feet, thence South 49 degrees 21 minutes 00 seconds West, 798.09 feet, thence South 17 degrees 25 minutes 35 seconds West, 165.17 feet, thence South 87 degrees 11 minutes 07 seconds West, 1494.84 feet to the West ¼ Corner of said Section 16, thence North 00 degrees 02 minutes 19 seconds East, 2638.33 feet to the Point of Beginning.  The North line of Section 16 is considered to bear North 86 degrees 31 minutes 00 seconds East.

AND

The SE1/4NE1/4 of Section 17, T6N, R87W of the 6th P.M., Routt County, Colorado.

AND

Easement for access as reserved in that certain deed from Land Resources Investment, Inc. to Colorado Ute Electric Association dated December 20, 1983 recorded in Book 594 at Page 957 of the Routt County Records.

TOGETHER WITH all oil, gas and other mineral rights or interests, if owned by Grantor, and all water rights or similar rights of Grantor in and to the property described herein.

ADAMS COUNTY

Silver Saddle Substation

Lot 2, United Power Subdivision, County of Adams, State of Colorado

LOGAN COUNTY

The Spring Canyon 230KV Substation Site

A parcel of land in the Southwest Quarter of Section 35, Township 12 North, Range 51 West of the Sixth Principal Meridian, in the County of Logan, State of Colorado, described as follows:

Beginning at the Southwest corner of the Southwest Quarter of said Section 35;

Thence North 01 degrees 21 minutes 55 seconds West, along the West line of the Southwest Quarter of said Section 35, a distance of 547.50 feet;

Thence North 88 degrees 38 minutes 05 seconds East, a distance of 619.57 feet;

Thence South 01 degrees 21 minutes 55 seconds East to the South line of the Southwest Quarter of said Section 35, a distance of 541. 59 feet,

Thence South 88 degrees 05 minutes 18 seconds West, along the South line of the Southwest Quarter of said Section 35, a distance of 619.60 feet to the Point of Beginning.